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[LOCKE PURNELL RAIN HARRELL LETTERHEAD]
                                                                   EXHIBIT 5.1
                                 June 13, 1996


Heartland Wireless Communications, Inc.
903 North Bowser
Suite 140
Richardson, Texas 75081

         Re: Registration of 500,000 shares of Common Stock, par value $.001, pursuant to a Registration Statement on Form S-8

Ladies and Gentlemen:

         We have acted as counsel for Heartland Wireless Communications, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement on Form S-8 (the "Registration Statement"), of 500,000 shares of Common Stock, par value $.001 per share, of the Company (the "Common Stock") to be offered to employees of the Company pursuant to the Heartland Wireless Communications, Inc. 401(k) Plan (the "Plan").

         Based upon our examination of such papers and documents as we have deemed relevant or necessary in rendering this opinion, and based on our review of the Delaware General Corporation Law, we hereby advise you that we are of the opinion that assuming, with respect to shares of Common Stock issued after the date hereof, (i) the receipt of proper consideration for the issuance thereof in excess of the par value thereof, (ii) the availability of a sufficient number of shares of Common Stock authorized by the Company's Certificate of Incorporation then in effect, (iii) compliance with the terms of any agreement entered into in connection with any options or shares of Common Stock issued or allocated in connection with the Plan, and (iv) no change occurs in the applicable law or the pertinent facts, shares of Common Stock allocable to participants' accounts under the Plan will be legally issued, fully paid and non-assessable shares of Common Stock.
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         We consent to the filing of this opinion as Exhibit 5.1 to the
Registration Statement filed by the Company with the Securities and Exchange Commission. By so consenting, we do not thereby admit that our firm's consent is required by Section 7 of the Securities Act.

                                        Very truly yours,

                                        LOCKE PURNELL RAIN HARRELL
                                        (A Professional Corporation)


                                        By: /S/ KENT JAMISON
                                            --------------------------
                                            Kent Jamison